Exhibit 10.4

RESTRICTED SHARE UNIT AGREEMENT
PURSUANT TO THE
TRONOX LIMITED
MANAGEMENT EQUITY INCENTIVE PLAN
CRISTAL TRANSACTION INTEGRATION SYNERGY SAVINGS
PERFORMANCE-BASED RESTRICTED SHARE UNITS

*  *  *  *  *

Participant:

Grant Date:

Number of Performance-Based Restricted Share Units granted:

*  *  *  *  *

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Tronox Limited (the “Company”), and the Participant specified above, pursuant to the Tronox Limited Management Equity Incentive Plan (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined by the Committee under the Plan that it would be in the best interests of the Company to grant and issue the Restricted Share Units provided herein to the Participant on and subject to the terms and conditions of the Plan and this Agreement (“Integration RSUs”).

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.         Incorporation By Reference; Plan Document Receipt Certain Defined Terms.  This Agreement is an Award Agreement for the purpose of the Plan.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  Unless otherwise provided herein, in the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.         Grant of Restricted Share Unit Award.  The Company hereby grants to the Participant, as of the Grant Date specified above, and shall issue to the Participant on or as soon as practicable after the date of execution of this Agreement the number of Integration RSUs specified above.  Each Integration RSU represents the right to receive one Class A Ordinary Share on a future date, based on the attainment of certain Cristal Integration Synergy performance goals and continued employment or service, as set forth herein.  The Participant agrees and understands that except as provided by the Plan nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.  The Participant also agrees and understands that the Integration RSUs are not Shares and do not confer rights on the Participant as a Shareholder.

3.         Vesting.

(a)       Cristal Transaction Closing Condition.  Except as otherwise provided in this Section 3, should the Cristal Transaction not close by July 1, 2018, all unvested Integration RSUs shall immediately be canceled and forfeited.

(b)       Cristal Integration Synergy Performance Goal.  Except as otherwise provided in this Section 3, the right to the Integration RSUs subject to this Agreement will be based upon the Company’s achievement of the publicly announced synergies from the Cristal Transaction over the Measurement Period.  The “Measurement Period” shall mean the two-year period commencing on the closing date of the Cristal Transaction.

(i)          Except as otherwise provided, subject to the Participant’s continued employment on the second (2nd) anniversary of the closing date of the Cristal Transaction, the right to the number of Integration RSUs pursuant to this Section 3(b)3(a) shall be equal to the aggregate number of Integration RSUs multiplied by the applicable Cristal Integration Payout Percentage.  The following table shall be used to determine the “Cristal Integration Payout Percentage”:

Two-Year Cumulative Synergy Savings from the Cristal Transaction	Cristal Integration Payout Percentage
$225 million (Target)	100%
$180 million (Threshold)	50%
Below $180 million	0%

To the extent that actual Cumulative Synergy Savings from the Cristal Transaction for the Measurement Period hereunder is between the Threshold level and the Target level, the number of Integration RSUs to become earned hereunder shall be determined on a pro rata basis using straight line interpolation; provided that no Integration RSUs shall be earned if the actual Cumulative Synergy Savings from the Cristal Transaction achieved for the Measurement Period is less than the Threshold level of performance set forth in the schedule above; and provided, further, that the maximum number of Integration RSUs that may be earned shall not exceed the number of Integration RSUs set forth in the schedule above corresponding to the Target level of performance.

(c)       Termination in General.  Except as otherwise set forth in Sections, 3(d), 3(e), and 3(f) hereof, all unvested Integration RSUs shall immediately be canceled and forfeited upon a Termination for any reason.

(d)       Termination for Death or Disability or Retirement Prior to the Cristal Transaction Closing Date.  Notwithstanding any other provision of this Agreement or the Plan, upon the Participant’s Termination due to the Participant’s Death or Disability or Retirement prior to the Cristal Transaction Closing Date, a pro rata portion of the unvested Integration RSUs shall immediately become earned, deliverable at the time and manner specified in Section 4 below, assuming a Cristal Integration Payout Percentage of 100%, in an amount determined by the fraction, the numerator of which is the number of days that have elapsed beginning on the Grant Date and ending on the Termination Date and the denominator of which is the number of days beginning on the Grant Date and ending on the closing date of the Cristal Transaction.  If, at the time of a Participant’s Death or Disability or Retirement, the actual closing date for the Cristal Transaction is not known, then the Committee shall, in good faith, estimate the date on which the Cristal Transaction will close for purposes of this calculation.  If the actual closing date of the Cristal Transaction is sooner than the estimated date used, the Committee will recalculate using the actual closing date and issue to the Participant the incremental number of Class A Ordinary Shares at the time and manner specified in Section 4 below.  If the actual closing date of the Cristal Transaction is after the estimated date used no adjustment will be made and the Participant will retain the number of Class A Ordinary Shares previously delivered.  For purposes of this Agreement, “Retirement” shall mean a Termination other than a termination for Cause at or after age 65 or such earlier date after age 50 as may be approved by the Committee with regard to such Participant, in its sole discretion, subject to Section 409A of the Code.

(e)       Termination for Death or Disability or Retirement On or After the Cristal Transaction Closing Date.  Notwithstanding any other provision of this Agreement or the Plan, upon the Participant’s Termination due to the Participant’s Death or Disability or Retirement on or after the Cristal Transaction Closing Date, one hundred percent (100%) of all unvested Integration RSUs shall immediately become earned, deliverable at the time and manner specified in Section 4 below, assuming a Cristal Integration Payout Percentage of 100%.

(f)        Termination without Cause or by Participant for Good Reason on or After the Cristal Transaction Closing Date.  Notwithstanding any other provision of this Agreement or the Plan, upon a Participant’s Termination by the Company without Cause or by the Participant’s for Good Reason on or after the Cristal Transaction Closing Date, a pro rata portion of the unvested Integration RSUs that would have been eligible to be earned on the second (2nd) anniversary of the Cristal Transaction Closing Date shall remain outstanding and be eligible to be earned, deliverable at the time and manner specified in Section 4 below, based upon the Company’s actual Cumulative Synergy Savings over the Measurement Period in accordance with Sections 3(b) as applicable, in an amount determined by the fraction, the numerator of which is the number of days that have elapsed beginning on the Grant Date and ending on the Termination Date and the denominator of which is the number of days beginning on the Grant Date and ending on the second (2nd) anniversary of the Cristal Transaction Closing Date.

4.         Period of Restriction; Delivery of Class A Ordinary Shares. If and when Integration RSUs awarded by this Agreement become earned, the Integration RSUs shall cease to be liable to be forfeited by the Participant.  Subject to satisfaction of the tax withholding requirements under Section 10 below, the Company will, as soon as practicable, but in no event shall such period exceed sixty (60) days, (i) deliver to the Participant the number of unrestricted Class A Ordinary Shares equal to the total number of Integration RSUs that were earned on such date and (ii) make a Dividend Equivalent Payment to the Participant with respect to such Integration RSUs as provided in Section 7.5.5(b) of the Plan.

5.         Dividends and Other Distributions; Voting Rights.

(a)       Section 7.5.5(b) of the Plan shall apply with respect to the Integration RSUs.

(b)       Participants have no voting rights during period of restrictions for Integration RSUs.

(c)       Section 7.5.6 of the Plan shall apply with respect to the Integration RSUs (unless the Committee determines otherwise in any particular case pursuant to Section 4.3 of the Plan).

6.         No transferability.  No Integration RSUs granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

7.         Entire Agreement; Amendment.  This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.  This Agreement may also be modified or amended by writing signed by both the Company and the Participant.  The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof. Notwithstanding anything in this Section to the contrary, no amendment shall be made to this Award Agreement that materially adversely alters or impairs any rights of the Participant with respect to the Award granted to him hereunder without the Participant’s consent in writing to such amendment

8.         Acknowledgment of Participant.  This award of Integration RSUs does not entitle Participant to any benefit other than that granted under this Agreement.  Any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.  Participant understands and accepts that the benefits granted under this Agreement are entirely at the discretion of the Company and that the Company retains the right to amend or terminate this Agreement and the Plan at any time, at its sole discretion and without notice. Notwithstanding anything in this Section to the contrary, no amendment shall be made to this Award Agreement that materially adversely alters or impairs any rights of the Participant with respect to the Award granted to him hereunder without the Participant’s consent in writing to such amendment

9.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

10.       Withholding of Tax.  As a condition to the distribution of Shares to the Participant, the Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, authorizing withholding from payroll and any other amounts payable to the Participant), the minimum statutory amount that is sufficient to satisfy any federal, provincial, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Integration RSUs.  Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such Shares (except as required by applicable law).  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy his or her tax obligations, in whole or in part by one or more of the following (without limitation): (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.

11.       Section 83(b) – U.S. Only.  If the Participant properly elects (as required by Section 83(b) of the Code) within thirty (30) days after the issuance of the Integration RSUs to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such Integration RSUs, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Integration RSUs.  If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Integration RSUs, as well as the rights set forth in Section 10 hereof.  The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.

12.       Acceptance.  The Participant shall forfeit the Integration RSUs if the Participant does not execute this Agreement within a period of sixty (60) days from the date that the Participant receives this Agreement (or such other period as the Committee shall provide).

13.       Securities Representations.  The Integration RSUs are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant acknowledges, represents and warrants that:

(a)       The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 13.

(b)       If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Integration RSUs must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the Integration RSUs and the Company is under no obligation to register the Integration RSUs (or to file a “re-offer prospectus”).

(c)       If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Shares of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the vested RSUs hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

14.       No Right to Employment.  Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined in the sole discretion of the Committee.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s employment or service at any time, for any reason and with or without cause.

15.       Notices.  Any notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

(a)       If such notice is to the Company, to the attention of the General Counsel of the Company or Secretary of the Company at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

(b)       If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

16.       Compliance with Laws.  The issuance of the Integration RSUs or unrestricted Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, the Corporations Act, and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto.  The Company shall not be obligated to issue the Integration RSUs or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

17.       Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign (except as provided by Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

18.       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19.       Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

20.       Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

21.       Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRONOX LIMITED

By:

Name:

Title:

PARTICIPANT

Name:

Social Security Number: